EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITOR



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-39249) pertaining to the Pioneer Natural Resources USA, Inc. 401(k) Plan of our report dated June 4, 2002, with respect to the financial statements and schedule of the Pioneer Natural Resources USA, Inc. 401(k) Plan included in this Annual Report on Form 11-K as of December 31, 2001 and 2000 and for the year ended December 31, 2001.



                                               Ernst & Young LLP



Fort Worth, Texas
June 26, 2002



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